As filed with the Securities and Exchange Commission on November 1, 2019

Registration No. 333-221918

Registration No. 333-176344

Registration No. 333-172581

Registration No. 333-172023

Registration No. 333-172022

Registration No. 333-170569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-221918

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-176344

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-172581

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-172023

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-172022

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-170569

UNDER THE SECURITIES ACT OF 1933

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	I-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(832) 615-8600

(Registrant’s telephone number, including area code)

Todd J. Russo

Senior Vice President, General Counsel and Secretary

One Greenway Plaza Suite 600

Houston, Texas 77046

Telephone: (832) 615-8600

(Telephone number, including area code, of agent for service)

Copies of communications to:

Jason Webber

Chang-Do Gong

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Tel: (212) 819-8230

Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)

Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

DEREGISTRATION OF UNSOLD SECURITIES

Buckeye Partners, L.P., a Delaware limited partnership (the “Registrant”), is filing these post-effective amendments to the following Registration Statements on Form S-3 (collectively, the “Registration Statements” and, such post-effective amendments, the “Post-Effective Amendments”) to deregister:

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-221918, filed with the U.S. Securities and Exchange Commission (“SEC”) on December 6, 2017, registering an indeterminate number of units representing limited partner interests in the Registrant (“Limited Partner Units”) and other classes of units representing limited partner interests in the Registrant that may be offered, issued or sold from time to time by the Registrant;

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-176344, filed with the SEC on August 16, 2011, registering 1,736,574 Class B units representing limited partner interests in the Registrant (“Class B Units”) that may have been offered and sold from time to time by the selling unitholders named therein and 1,736,574 Limited Partner Units that may have been issued following conversion of the Class B Units registered thereby;

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-172581, filed with the SEC on March 2, 2011, registering 1,095,722 Class B Units that may have been offered and sold from time to time by the selling unitholders named therein and 1,716,583 Limited Partner Units, including 1,095,722 Limited Partner Units that may have been issued following conversion of the Class B Units registered thereby;

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-172023, as amended, initially filed with the SEC on February 2, 2011, registering 5,697,759 Class B Units that may have been offered and sold from time to time by the selling unitholders named therein and 5,697,759 Limited Partner Units that may have been issued following conversion of the Class B Units registered thereby;

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-172022, filed with the SEC on February 2, 2011, registering 8,278,169 Limited Partner Units that may be offered and sold from time to time by the selling unitholders named therein; and

•

any and all securities, registered but unsold or otherwise unissued as of the date hereof under Registration Statement File No. 333-170569, filed with the SEC on November 12, 2010, registering 12,347,184 Limited Partner Units that may be offered and sold from time to time by the selling unitholders named therein.

On May 10, 2019, the Registrant entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Hercules Intermediate Holdings LLC, a Delaware limited liability company (“Parent”), Hercules Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Buckeye Pipeline Services Company, a Pennsylvania corporation, and Buckeye GP LLC, a Delaware limited liability company and the general partner of the Registrant, pursuant to which Merger Sub has merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a subsidiary of Parent. The Merger became effective on November 1, 2019.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of November, 2019.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner /s/ Todd J. Russo
Name: Todd J. Russo
Title: Senior Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.